Exhibit 10.1
AMENDMENT NO. 1
ENTERPRISE BANCORP, INC.
2016 STOCK INCENTIVE PLAN
Amendment No. 1
THIS AMENDMENT NO. 1 (this “Amendment”) to the Enterprise Bancorp, Inc. 2016 Stock Incentive Plan, as amended (the “Plan”), is made by Enterprise Bancorp, Inc., a Massachusetts corporation (the “Company”), effective as of the Effective Date (as defined below). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan.
WHEREAS, the Company previously adopted the Plan for the benefit of its eligible grantees;
WHEREAS, pursuant to Section 13 of the Plan, the Company’s Board of Directors (the “Board”) may amend the Plan, provided that approval by the Company’s shareholders is required for any amendment to the Plan to the extent that such approval is required by law or the rules of any exchange on which the shares of Stock are listed, including an amendment that materially increases the aggregate number of shares of Stock that may be issued under the Plan;
WHEREAS, the Board believes it is in the best interests of the Company and its shareholders to amend the Plan as set forth herein; and
WHEREAS, this Amendment shall become effective upon the approval of this Amendment by the Company’s shareholders at the annual meeting of shareholders to be held on May 4, 2021 (the date of such approval, the “Effective Date”).
NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of the Effective Date:
1.Aggregate Limit. The first sentence of Section 3(a) of the Plan is hereby deleted in its entirety and shall be replaced with the following:
“The maximum number of shares of Stock reserved and available for issuance under the Plan, subject to adjustment as provided in Section 3(d), shall be 750,000 shares, all of which may be subject to Incentive Stock Option treatment.”
2.Incorporation. This Amendment shall be and is hereby incorporated in and forms a part of the Plan.
3.Force and Effect. Except as otherwise set forth in this Amendment, the Plan shall remain in full force and effect.